EXHIBIT 10.17

                 GENERAL RELEASE AND SEPARATION AGREEMENT

     This Agreement is made and entered into this 25 day of May 1995, by and between Larry P. Swafford located at 3100 NW Expressway, Apt. 516, , Oklahoma City, OK 73120 (hereinafter "Swafford") and Foodbrands America, Inc. located at 2601 NW Expressway, Oklahoma City, OK 73112, (hereinafter "Company").

     WHEREAS, Swafford's employment with the Company will be terminated effective June 30, 1995;
     NOW THEREFORE, the parties agree as follows:

     1. In exchange for the promises of the Company made in Paragraph 2 below, Swafford agrees to:
          (a) release, discharge and covenant not to sue the Company and its officers, directors, employees, agents, successors and assigns with respect to any and all manner of actions, causes of action, suits, debts, claims, demands, sums of money, compensation, contracts, controversies, agreements, promises, damages, costs and liabilities of any kind or character whatsoever, known or unknown, arising out of or relating in any manner to his employment at the Company, or the termination thereof, including but without limiting the generality of the foregoing, all claims and causes of actions arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sec. 2000(e) et seq., the Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et seq., any other federal, state or local law, statute, ordinance or executive order, and all claims for wages, vacation pay, separation pay, or other benefits (except as provided in Paragraph 3 below);
          (b) keep confidential the existence and terms of this Agreement, except for disclosure to his immediate family members.

     2. In exchange for the promises of Swafford in Paragraph 1 above, the Company agrees to:
          (a) pay Swafford after executing this Agreement, severance pay in the lump-sum amount of $400,000 (less standard payroll deductions for federal, social security taxes);
          (b) pay Swafford $70,000 (less standard payroll deductions for federal, social security taxes) representing a one-time bonus per employment contract;
          (b) pay Swafford compensation for his unpaid vacation, said payment to be sent to him at the above stated address not later than June 30, 1995;
          (c) pay Swafford his current salary through June 30, 1995 and medical insurance benefits through July 31, 1995 requiring Swafford to pay his portion of benefits for July; and
          (d) offer Swafford, effective August 1, 1995, the option of continuing and converting existing medical insurance coverage, which ends effective July 31, 1995, in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").
          (e) provide Swafford with one year of outplacement counseling services through a professional outplacement firm or until he locates new employment, whichever is earlier.

     3. Swafford retains any and all rights accrued in his behalf as a result of his participation in the Doskocil Companies Retirement and Profit Sharing Plan (401(k)) under the terms and conditions set forth in said plan as of the date of termination of his employment.

     4. The parties agree and understand that the release of claims agreed to herein by Swafford is not intended to, and will not, affect the enforceability of this Agreement in any subsequent proceeding for breach of this General Release and Separation Agreement, and is otherwise not intended to, and will not affect the enforceability of the Company's promises contained in Paragraph 2 above.

     5. The parties further agree that after Swafford signs this Agreement, he has seven (7) calendar days to revoke it. If he desires to revoke it, a written revocation must be delivered to the Director of Human Resources at the Company, within seven
(7) calendar days of signing this Agreement.

     6. The parties further agree and acknowledge that they have read this General Release and Separation Agreement and agree that this document constitutes the full, complete and entire Agreement between the parties and supersedes all proposals, oral or written, and all prior memoranda, policies, practices, and all prior negotiations, conversations or discussions between the parties relating to the subject matter of this Agreement.

     SWAFFORD ACKNOWLEDGES THAT HE HAS READ AND FULLY UNDERSTANDS THE FORGOING PROVISIONS OF THIS GENERAL RELEASE AND SEPARATION AGREEMENT, MAY HAVE AT LEAST TWENTY-ONE (21) DAYS TO EVALUATE THE TERMS OF THIS AGREEMENT, HAS BEEN ADVISED TO CONSULT WITH COUNSEL BEFORE SIGNING THIS AGREEMENT, AND FREELY AND WITHOUT RESERVATIONS ENTERS INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, Swafford has caused his name to be hereunto subscribed this 30th day of June 1995.

     IN WITNESS WHEREOF, the Company has also caused its corporate name to be hereunto subscribed this 30th day of June
1995.



                                   FOODBRANDS AMERICA, INC.



(Larry P. Swafford)                by:  (Kay Titchenal)
_____________________              _____________________________
Larry P. Swafford
                                   Its: Director Human Resources